Exhibit 5.1

[Letterhead of Venable LLP]

January 14, 2005

Arden Realty, Inc.
Arden Realty Limited Partnership
Fourth Floor
11601 Wilshire Boulevard
Los Angeles, California 90025

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

     We have served as Maryland counsel to Arden Realty, Inc., a Maryland corporation (the “Company”), and to Arden Realty Limited Partnership, a Maryland limited partnership (the “Operating Partnership”), in connection with certain matters of Maryland law arising out of the registration of the following securities, having an aggregate initial offering price of up to $757,187,398 (collectively, the “Securities”): (a) Debt Securities of the Operating Partnership (“Debt Securities”), (b) Common Stock of the Company, $.01 par value per share (“Common Stock”), (c) Preferred Stock of the Company, $.01 par value per share (“Preferred Stock”), and (d) Guarantees by the Company of the Debt Securities (“Guarantees”), all covered by the above-referenced Registration Statement and any amendments thereto (the “Registration Statement”), filed by the Company and the Operating Partnership with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”). Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to them in the Registration Statement.

     In connection with our representation of the Company and the Operating Partnership, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):

     1.     The Registration Statement and the related form of prospectus included therein in the form in which it was transmitted to the Commission under the 1933 Act;

Arden Realty, Inc.
January 14, 2005

     2.      The charter of the Company (the “Charter”), certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

     3.      The Bylaws of the Company (the “Bylaws”), certified as of the date hereof by an officer of the Company;

     4.      The Certificate of Limited Partnership of the Operating Partnership, certified as of a recent date by the SDAT;

     5.      The Second Amended and Restated Agreement of Limited Partnership of the Operating Partnership, as amended (the “Partnership Agreement”), certified as of the date hereof by an officer of the Company;

     6.      Resolutions adopted by the Board of Directors of the Company (the “Board”) (a) in the Company’s capacity as the sole general partner of the Operating Partnership, relating to (i) the authorization of the execution, delivery and performance by the Operating Partnership of an Indenture, dated as of March 14, 2000 (the “Indenture”), between the Operating Partnership and The Bank of New York, as Trustee and (ii) the authorization and approval of the registration by the Operating Partnership of the Debt Securities and (b) in the Company’s own capacity, relating to the authorization and approval of the registration of the Common Stock, the Preferred Stock and the Guarantees, certified as of the date hereof by an officer of the Company;

     7.      The Indenture, certified as of the date hereof by an officer of the Company;

     8.      A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

     9.      A certificate of the SDAT as to the good standing of the Operating Partnership, dated as of a recent date;

     10.      A certificate executed by an officer of the Company, upon which we have relied as to factual, not legal, representations, dated as of the date hereof; and

     11.      Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

Arden Realty, Inc.
January 14, 2005

     In expressing the opinion set forth below, we have assumed the following:

     1.      Each individual executing any of the Documents, whether on behalf of such individual or any other person, is legally competent to do so.

     2.      Each individual executing any of the Documents on behalf of a party (other than the Company and the Operating Partnership) is duly authorized to do so.

     3.      Each of the parties (other than the Company and the Operating Partnership) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding.

     4.      All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

     5.      The issuance and terms of the Securities to be issued by the Company and the Operating Partnership from time to time will be approved by the Board, or a duly authorized committee thereof, acting in the Company’s own capacity or in its capacity as the sole general partner of the Operating Partnership, in accordance with Maryland law and the Charter and Bylaws and the Partnership Agreement, as the case may be (with such approval referred to herein as the “Corporate Proceedings”).

     6.      The form of notes, certificates or other instruments or documents representing the Securities will conform in all respects to the requirements of Maryland law.

     7.      None of the Common Stock or Preferred Stock will be issued, sold or transferred in violation of Article VII of the Charter.

Arden Realty, Inc.
January 14, 2005

     Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

     1.      The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

     2.      The Operating Partnership is a limited partnership, duly formed and validly existing under and by virtue of the laws of the State of Maryland and is in good standing to transact business. The Operating Partnership has the partnership power to execute and deliver the Indenture and to perform its obligations thereunder. The execution, delivery and performance of the Indenture by the Operating Partnership have been duly authorized by all necessary partnership action on the part of the Operating Partnership.

     3.      Assuming that the terms and conditions of the Debt Securities as issued are the same as described in the Registration Statement and related prospectus, the Operating Partnership has the partnership power to issue the Debt Securities and to perform its obligations thereunder.

     4.      Upon completion of all Corporate Proceedings relating to the Common Stock, the Common Stock will be duly authorized and, when and if delivered against payment therefor in accordance with the Corporate Proceedings, will be (assuming that, upon issuance, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Charter) validly issued, fully paid and nonassessable.

     5.      Upon completion of all Corporate Proceedings relating to the Preferred Stock, the Preferred Stock will be duly authorized and, when and if delivered against payment therefor in accordance with the Corporate Proceedings, will be (assuming that, upon issuance, the total number of shares of Preferred Stock issued and outstanding will not exceed the total number of shares of Preferred Stock that the Company is then authorized to issue under the Charter) validly issued, fully paid and nonassessable.

     6.      Upon the completion of all Corporate Proceedings relating to the Debt Securities, the issuance of the Debt Securities will be duly authorized.

     7.      Upon the completion of all Corporate Proceedings relating to the Guarantees, the Guarantees will be duly authorized.

Arden Realty, Inc.
January 14, 2005

     The foregoing opinion is limited to the laws of the State of Maryland, and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of any federal or state securities laws, including the securities laws of the State of Maryland. To the extent that any matter as to which our opinion is expressed herein would be governed by any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.

     The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

     This opinion is being furnished to you solely for submission to the Securities and Exchange Commission as an exhibit to the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein in the section entitled “Legal Matters” in the Prospectus. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

Very truly yours,

/s/ Venable LLP